UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015 (August 24, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 24, 2015, Douglas Ostrover resigned from the Rentech, Inc. (the “Company”) Board of Directors (the “Board”). Mr. Ostrover was one of the two directors that the holders of the Company’s Series E Convertible Preferred Stock are entitled to elect to the Board. Mr. Ostrover also served as Chairman of the Finance Committee of the Board (the “Finance Committee”).

(d) On August 26, 2015, the holders of the Series E Convertible Preferred Stock elected Mr. Patrick Fleury to the Board to fill the vacancy created by Mr. Ostrover’s resignation. Also effective on August 26, 2015, the Board appointed Mr. Fleury as Chairman of the Finance Committee to fill the vacancy created by Mr. Ostrover’s departure from the Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 28, 2015	By:	/s/ Colin Morris

Colin Morris
Senior Vice President and General Counsel